Exhibit 99.2

Minority Equality Opportunities Acquisition Inc. Announces Closing of Upsized $126.5 Million Initial
Public Offering, Including Full Exercise of the Overallotment Option

Waxahachie, Texas – August 30, 2021 – Minority Equality Opportunities Acquisition Inc. (the “Company”), a newly organized blank check company incorporated as a Delaware company and led by Chairman and CEO Shawn D. Rochester, today announced the closing of its initial public offering of 12,650,000 units, which included the full exercise of the underwriters' over-allotment option, at a price of $10.00 per unit, resulting in total gross proceeds of $126,500,000. Each unit consisted of one share of Class A common stock and one redeemable warrant. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. The Company's units commenced trading on the Nasdaq Capital Market ("Nasdaq") on August 26, 2021, under the symbol "MEOAU." Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols "MEOA" and "MEOAW," respectively.

Maxim Group LLC acted as sole book-running manager for the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $128,397,500 (or $10.15 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of August 30, 2021, reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the "SEC").

A registration statement relating to the securities was declared effective by the SEC on August 25, 2021. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3500, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Minority Equality Opportunities Acquisition Inc.

Minority Equality Opportunities Acquisition Inc. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of Delaware and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business, industry or geographical location, it intends to focus its search on transactions with companies that are Minority Owned Businesses, such that, immediately following the completion of its initial business combination, the combined company would qualify as a Minority Controlled Business. In general, a “Minority Owned Business” is a business at least 51% of the equity ownership interest in which is owned by one or more minority individuals who are United States citizens or legal resident aliens and both the management and daily business operations of which are exercised by one or more minority individuals (with a minority group member being an individual who is at least 25% Asian-Indian, Asian-Pacific, Black, Hispanic or Native American), and a “Minority Controlled Business” is a business that would qualify for certification as a “minority business enterprise” by the National Minority Supplier Development Council, Inc.

Forward-Looking Statement Disclaimer

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s prospectus for the IPO filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Andre Showell

Cover Communications

media@covercomm.com

T: 202.669.3544

O: 202.833.9400